UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 12, 2018 (July 11, 2018)

Manhattan Bridge Capital, Inc.

(Exact Name of Registrant as Specified in Charter)

New York	000-25991	11-3474831
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Cutter Mill Road, Great Neck, NY	11021
(Address of Principal Executive Offices)	(Zip Code)

(516) 444-3400

(Registrant’s telephone number,

including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Effective July 11, 2018, Manhattan Bridge Capital, Inc. (the “Company”) entered into a Waiver and Amendment No. 1 to the Amended and Restated Credit and Security Agreement (the “Amendment”) with Webster Business Credit Corporation (the “Bank”), Flushing Bank (“Flushing” and together with the Bank, the “Lenders”) and Assaf Ran, as guarantor. In conjunction with the execution of the Amendment, the Company also entered into an Amended and Restated Revolving Credit Note in the principal aggregate amount of $10 million with Flushing (the “Note”) and a Second Amended and Restated Fee Letter (the “Fee Letter”) with the Bank, each dated July 11, 2018.

Pursuant to the terms of the Amendment, the Company’s existing line of credit with the Lenders (the “Credit Line”) was increased by $5 million to $25 million in the aggregate. In addition, the interest rates relating to the Credit Line were amended such that the interest rates now equal (i) LIBOR plus a premium, which rate aggregated approximately 6% as of July 11, 2018, or (ii) a Base Rate (as defined in the Amended and Restated Credit and Security Agreement) plus 2.25% plus a 0.5% agency fee (as defined below), as chosen by the Company for each drawdown. The Amendment also permits the Company to repurchase, redeem or otherwise retire its equity securities in an amount not to exceed tern percent of its annual net income from the prior fiscal year.

Pursuant to the terms of the Fee Letter, the Company agreed to pay the Bank an agency fee equal to 0.5% per annum (the “Agency Fee”) on the actual principal amount of advances outstanding during any month.

Between July 11, 2018 and July 12, 2018, the Company borrowed approximately $3.4 million under the Credit Line and used the proceeds to repay an aggregate of approximately $2.4 million previously borrowed from the Company’s Chief Executive Officer, Assaf Ran, and entities he controls, that bore interest at a rate of 6% per annum, and $1 million to a third party lender, that bore interest at a rate of 12% per annum.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MANHATTAN BRIDGE CAPITAL, INC.

Dated: July 12, 2018	By:	/s/ Assaf Ran
	Name:	Assaf Ran
	Title:	President and Chief Executive Officer